Exhibit 10.25
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (the “Agreement”) is made as of April 15, 2006, by and between Trident Resources Corp., a Delaware corporation (the “Company”), and David Bradshaw (the “Indemnitee”).
RECITALS
     The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors, officers and employees, and under certain circumstances, to serve the Company in other capacities. At the same time, the Company recognizes the substantial increase in corporate litigation in general, potentially subjecting such highly qualified individuals to the risk of expensive litigation. The Company further recognizes the increasing difficulty and cost of obtaining liability insurance for directors, officers and others. As a result, in order to obtain the services of the Indemnitee (or to retain his or her services), the Company desires to extend to Indemnitee the protections against such risks afforded by this Agreement.
AGREEMENT
     In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:
     1. Indemnification.
          (a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any “Legal Action” (which shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative), other than a Legal Action by or in the right of the Company or any subsidiary of the Company or another corporation, limited liability company, partnership, joint venture, trust or other enterprise for which Indemnitee is or was serving as a director, officer, employee or agent at the request of the Company (any such enterprise for which Indemnitee was so serving being herein referred to as a “Related Entity”), by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while a director, officer, employee or agent of the Company or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of a Related Entity (or any action or inaction while serving in such capacity), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such Legal Action, provided that Indemnitee (i) acted in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, (ii) acted in good faith, and (iii) with respect to any criminal Legal Action, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Legal Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any of the foregoing clauses (i), (ii) or (iii) were not satisfied.
          (b) Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any Legal Action by or in the right of the Company, any subsidiary of the Company or any Related Entity by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while serving as a director, officer, agent or employee of the Company or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of a Related Entity (or any action or inaction of the Indemnitee while serving in such capacity), against, to the fullest extent permitted by law, expenses (including attorneys’ fees) and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Legal Action if Indemnitee (i) acted in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and its stockholders, and (ii) acted in good faith.
          (c) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.
     2. No Rights to Continue Service. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued service on behalf of the Company, whether as a director, officer, or employee, or in any other capacity.
     3. Expenses; Indemnification Procedure.
          (a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Legal Action referred to in Section l(a) or Section 1(b) hereof (including amounts actually paid in settlement of any such Legal Action). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company.
          (b) Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 12(d) below. In addition, Indemnitee shall, at no expense to Indemnitee, give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

          (c) Procedure. Any and all indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement (or under the Company’s certificate of incorporation or bylaws or any applicable statute or other rule of law) is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 11 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action.
          (d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. Nonetheless, the Company shall be responsible for and required to pay all amounts not covered or not paid to Indemnitee pursuant to any director and officer liability insurance in effect, if any, provided Indemnitee is entitled to indemnification as set forth in this Agreement.
          (e) Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any Legal Action to which Indemnitee is a party, the Indemnitee, shall (and shall be entitled to) assume the defense of such Legal Action, with counsel approved by the Company, such consent not to be unreasonably withheld, upon the delivery to Company of written notice of Indemnitee’s election so to do. After delivery of such notice, approval of such counsel by the Company and the retention of such counsel by the Indemnitee, the Company will not be liable to Indemnitee under this Agreement for any fees of non-approved counsel subsequently incurred by Indemnitee with respect to the same Legal Action, provided that (i) Indemnitee shall have the right to employ non-approved counsel in any such Legal Action at Indemnitee’s expense; and (ii) if (A) the employment of non-approved counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest in the representation of Indemnitee and the representation by original counsel approved by the Company or another party to such Legal Action or (C) the Company shall not, in fact, have approved counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.
     4. Additional Indemnification Rights; Nonexclusivity.
          (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s certificate of incorporation, bylaws or applicable statute or other rule of law. In the event of any change, after the date of this Agreement, in any applicable statute or other rule of law which expands the right of the Company to indemnify Indemnitee, such changes shall, without any action on the part of the Company or the Indemnitee, be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable statute or other rule of law which narrows the right of a Delaware corporation to indemnify Indemnitee, such changes, to the extent not otherwise required by such statute or other rule of law to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any Legal Action.
          (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled, howsoever arising, whether under the Company’s certificate of incorporation, its bylaws, any agreement, any vote of stockholders or disinterested members of the Company’s Board of Directors, the General Corporation Law of the State of Delaware, or any other applicable statute or rule of law.
     5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties for which Indemnitee is otherwise legally responsible.
     6. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.
     7. Officer and Director Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee (whether or not then serving in any capacity in which Indemnitee shall be entitled to indemnity under this Agreement) shall be named as an insured in such a manner as to provide Indemnitee with at least the same rights and benefits as are accorded to the most favorably insured of the Company’s then current or former directors, officers or employees (considering the capacity of Indemnitee during the respective policy period in comparison to current or former directors, officers or employees, as applicable, during the same period). Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit (considering the cost), or if Indemnitee is already covered by similar insurance relating to Indemnitee’s service on behalf of the Company.
     8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.
     9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
          (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;
          (b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;
          (c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company; or
          (d) Claims under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.
     10. Construction of Certain Phrases.
          (a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
          (b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
     11. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.
     12. Miscellaneous.
          (a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.
          (b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

          (c) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
          (d) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or 48 hours after being sent by nationally-recognized courier or deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.
          (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
          (f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.
          (g) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.
[Signature Page Follows]

          The parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.

TRIDENT RESOURCES CORP.

By:

Title:

Address:	444 — 7th Avenue S.W., Suite 1000
Calgary, Alberta T2P 0X8
Attention: President
Facsimile: (403) 668-5805

AGREED TO AND ACCEPTED:

DAVID BRADSHAW

(Signature)